                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE



Contact:          Matt Roberts
                  Investor Relations/Business Analysis Manager
                  678.597.7317
                  mroberts@manh.com

              MANHATTAN ASSOCIATES ANNOUNCES RECORD REVENUE FOR THE
                             SECOND QUARTER OF 2003

ATLANTA - JULY 22, 2003 - Manhattan Associates(TM), Inc. (Nasdaq: MANH), the global leader in providing supply chaIn execution (SCE) solutions, today announced results for the second quarter ended June 30, 2003.

KEY QUARTERLY FINANCIAL HIGHLIGHTS FOR MANHATTAN ASSOCIATES INCLUDE:

- Total revenue for the quarter ended June 30, 2003, was a record $51.0 million, an increase of 11% over the prior quarter and 13% over the second quarter of 2002.

- Software and hosting fees for the quarter ended June 30, 2003, were a record $11.4 million, an increase of 12% over the prior quarter and 11% over the second quarter of 2002.

- Services revenue for the quarter ended June 30, 2003, was a record $33.4 million, an increase of 10% over the prior quarter and 19% over the second quarter of 2002. The services' gross margin remained strong at 58%, which was consistent with the first quarter of 2003 and second quarter of 2002.

- Cash from operations for the quarter was $13.7 million, and total cash and investments increased by $15 million to $143.5 million at June 30, 2003, compared to $128.5 million at March 31, 2003.

- Days Sales Outstanding (DSOs) were exceptionally strong at 59 days, down from 71 days at March 31, 2003.

Adjusted net income for the quarter, which excludes the Kmart recovery, restructuring charge and the amortization of acquisition-related intangible assets, net of taxes, was $6.4 million for the quarter, or $0.21 per fully diluted share, compared to $6.6 million or $0.21 per fully diluted share for the second quarter of 2002. GAAP net income was $5.8 million or $0.19 per fully diluted share.


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The Company provides adjusted net income and adjusted net income per share in the press release as additional information of the Company's operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from net income and per share measures used by other companies. Adjusted net income has been adjusted to exclude the effects of the Kmart recovery, restructuring charge and amortization of acquisition-related intangibles. The Company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations. The effective tax rate used in calculating adjusted net income for the quarter was 35.4%.

"We are very proud of our achievements during the quarter, especially given the challenges faced by other software companies," said Richard Haddrill, Manhattan Associates president and CEO. "With the continued growth of our products, integration of recent acquisitions into our product line and the strengthening of our organization's ability to deliver new products and services in areas such as transportation, returns, labor management and RFID, we are excited about our ability to provide comprehensive and innovative solutions to our customers."

OTHER KEY QUARTERLY HIGHLIGHTS FOR MANHATTAN ASSOCIATES INCLUDE THE FOLLOWING:

- Signed key new customers in the quarter including Simon & Schuster, Giant Eagle, Big 5, Robinson, Games Workshop and Adchem.

- Expanded its partnerships with many existing clients including TNT, Agrilink, Tibbett & Britten and Cabelas.

- Finalized the purchase of ReturnCentral, a leading provider of reverse supply chain solutions and services.

- Advanced its leadership position in Radio Frequency Identification (RFID) technology by delivering "RFID in a Box," a packaged RFID solution encompassing the software and hardware necessary to deploy RFID in the supply chain, and RFID Middleware, a piece of middleware that will streamline the deployment of RFID initiatives by bridging the gap between legacy software and new RFID hardware.

- Formalized its strategic partnership with RFID hardware manufacturer Alien Technology Corp. that calls for joint development, joint marketing and cross selling between the two companies. In addition, the Company made a $2 million investment in Alien Technology Corp. on July 11, 2003.

- Unveiled its synchronized product development initiative and released its revised product branding.

- Enrolled five additional companies in its Independent Software Vendor (ISV) Certification Program including webMethods and GlobeRanger. Manhattan Associates' ISV Certification Program provides customers with interface standardization between third party applications and its SCE solutions.

-    Signed a Preferred Partner Agreement with Siemens-Dematic.

-    Closed its first deal as part of its PeopleSoft alliance.

- In addition, Manhattan Associates announced that the appointment of Paul Goodwin to the board of directors has been approved by the shareholders. Mr. Goodwin has served as the vice chairman and chief financial officer of CSX Corporation since April 2000. Prior to April 2000, Mr. Goodwin served CSX Corporation as its executive vice president of finance and chief financial officer. Separately, Manhattan Associates also announced that John Hardesty has resigned from the board of directors, effective July 22, 2003, for personal reasons.

BUSINESS OUTLOOK FOR 2003

Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The following statements regarding future financial performance are based on current expectations. These statements are forward looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.

Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning September 15, 2003, Manhattan Associates will observe a "Quiet Period" during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this Business Outlook section as still being Manhattan Associates' current expectation on matters covered, unless Manhattan


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Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates' next quarterly earnings release is published, presently scheduled for the third or fourth week of October 2003.

For the year ending December 31, 2003, Manhattan Associates currently expects to achieve adjusted earnings, which excludes the Kmart recovery, restructuring charge and the amortization of acquisition-related intangibles in the range of $0.82 to $0.92 per fully diluted share and GAAP earnings per share of $0.75 to $0.85 per fully diluted share. These expectations assume that the current general economic and capital spending environment will improve modestly over the balance of the year.

ABOUT MANHATTAN ASSOCIATES, INC.

Manhattan Associates, Inc., is the global leader in providing supply chain execution solutions. We enable operational excellence through our warehousing and distribution, transportation and trading partner management applications. These integrated solutions leverage state-of-the-art technologies, innovative practices and our domain expertise to enhance performance, profitability and competitive advantage. Manhattan Associates has licensed more than 870 customers representing more than 1,300 facilities worldwide, which include some of the world's leading manufacturers, distributors and retailers. For more information about Manhattan Associates, visit www.manh.com.

This press release may contain "forward-looking statements" relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements and general economic conditions. Additional factors are set forth in "Safe Harbor Compliance Statement for Forward-Looking Statements" included as
Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

                   MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                   Three Months Ended          Six Months Ended
                                                                        June 30,                    June 30,
                                                                  ----------------------     ----------------------
                                                                   2003          2002          2003          2002
                                                                 --------      --------      --------      --------
                                                                      (unaudited)                   (unaudited)
Revenue:
     Software and hosting fees .............................     $ 11,357      $ 10,239      $ 21,516      $ 19,612
     Services ..............................................       33,385        28,152        63,625        54,557
     Hardware and other ....................................        5,455         6,722        11,153        13,087
     Recovery relating to bankrupt customer ................          848            --           848            --
                                                                 --------      --------      --------      --------
         Total revenue .....................................       51,045        45,113        97,142        87,256

Costs and Expenses:
     Cost of software and hosting fees .....................        1,222           470         2,345           862
     Cost of services ......................................       14,084        11,808        26,850        23,430
     Cost of hardware and other ............................        4,629         5,539         9,556        10,859
     Research and development ..............................        7,007         5,387        13,761        10,244
     Sales and marketing ...................................        8,608         6,994        16,180        12,750
     General and administrative ............................        5,869         5,307        11,603        10,401
     Amortization of acquisition-related intangibles .......          825           534         1,588         1,068
     Restructuring charge ..................................          893            --           893            --
                                                                 --------      --------      --------      --------
         Total costs and expenses ..........................       43,137        36,039        82,776        69,614
                                                                 --------      --------      --------      --------
Operating income ...........................................        7,908         9,074        14,366        17,642
Other income, net ..........................................        1,055         1,014         1,612         1,187
                                                                 --------      --------      --------      --------
Income before income taxes .................................        8,963        10,088        15,978        18,829
Income tax provision .......................................        3,174         3,839         5,649         7,073
                                                                 --------      --------      --------      --------
Net income .................................................     $  5,789      $  6,249      $ 10,329      $ 11,756
                                                                 ========      ========      ========      ========

Basic net income per share .................................     $   0.20      $   0.22      $   0.35      $   0.41
                                                                 ========      ========      ========      ========
Diluted net income per share ...............................     $   0.19      $   0.20      $   0.34      $   0.38
                                                                 ========      ========      ========      ========

Weighted average number of shares:
    Basic ..................................................       29,332        28,687        29,206        28,427
                                                                 ========      ========      ========      ========
    Diluted ................................................       30,688        30,753        30,564        30,617
                                                                 ========      ========      ========      ========

Reconciliation of Adjusted Net Income:
Net income .................................................     $  5,789      $  6,249      $ 10,329      $ 11,756
Amortization of acquisition-related intangibles ............          825           534         1,588         1,068
Recovery relating to bankrupt customer .....................         (848)         --            (848)         --
Restructuring charge .......................................          893          --             893          --
Income tax effect ..........................................         (308)         (203)         (577)         (401)
                                                                 --------      --------      --------      --------
Adjusted net income ........................................        6,351         6,580        11,385        12,423
                                                                 ========      ========      ========      ========
Adjusted net income per diluted share ......................     $   0.21      $   0.21      $   0.37      $   0.41
                                                                 ========      ========      ========      ========

                                     -MORE-


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                   MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)



                                                                           June 30,        December 31,
                                                                             2003               2002
                                                                           --------        -------------
                                  ASSETS

Current Assets:
     Cash and cash equivalents ..................................          $127,431          $ 64,664
     Short-term investments .....................................             4,015            57,193
     Accounts receivable, net ...................................            33,375            32,384
     Prepaid expenses and other current assets ..................             4,732             3,199
     Deferred income taxes ......................................             1,708             1,768
                                                                           --------          --------
         Total current assets ...................................           171,261           159,208

Long-term investments ...........................................            12,031                --
Property and equipment, net .....................................            12,730            12,352
Intangible and other assets .....................................            48,006            48,636
                                                                           --------          --------

         Total assets ...........................................          $244,028          $220,196
                                                                           ========          ========


                    LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued liabilities ...................          $ 17,396          $ 19,047
     Current portion of capital lease obligations ...............               164               164
     Deferred revenue ...........................................            20,203            15,318
                                                                           --------          --------
         Total current liabilities ..............................            37,763            34,529

Long-term portion of capital lease obligations ..................               126               240
Deferred income taxes ...........................................               213               141

Total shareholders' equity ......................................           205,926           185,286
                                                                           --------          --------

     Total liabilities and shareholders' equity .................          $244,028          $220,196
                                                                           ========          ========


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